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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to incorporation by reference in the registration statement (No. 333-34230) on Form S-8 of LivePerson, Inc. of our report dated February 5, 2002, relating to the consolidated balance sheets of LivePerson, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 Annual Report on Form 10-K of LivePerson, Inc.

                      /s/ KPMG LLP

New York, New York
March 28, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS